Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	FILED JUL 16 2019 SECRETARY OF STATE 8:00 AM

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State:

Comstock Resources, Inc.

	Entity or Nevada Business Identification Number (NVID):	NV19831014871

2. Restated or	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
Amended and	☐ Restated Articles - No amendments; articles are restated only and are signed by an
Restated Articles:	officer of the corporation who has been authorized to execute the certificate by
(Select one)	resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended
(If amending and	to the date of the certificate.
restating only, complete	☐ Amended and Restated Articles
section 1,2 3, 5 and 6)	* Restated or Amended and Restated Articles must be included with this filing type.
3. Type of	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before
Amendment Filing	Issuance of Stock)
Being Completed:	The undersigned declare that they constitute at least two-thirds of the
(Select only one box)	following:

(If amending, complete	(Check only one box)	☐ incorporators	☐ board of directors
section 1,3, 5 and 6.)	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and
78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 84%

☐ Officer’s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
	☐ The entity name has been amended.		☐ Dissolution
	☐ The purpose of the entity has been amended.		☐ Merger
	☐ The authorized shares have been amended.		☐ Conversion
☐ Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporation’s creation.

This form must be accompanied by appropriate fees.	Page 1 of 2 Revised: 1/1/2019

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)		Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Information Being	Indicate the changes to take effect with this filing:
Changed: (Domestic	☐ The entity name has been amended.
corporations only)	☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐ The purpose of the entity has been amended.
☒ The authorized shares have been amended.
☐ The directors, managers or general partners have been amended.
☐ IRS tax language has been added.
☐ Articles have been added.
☐ Articles have been deleted.
☐ Other.
The articles have been amended as follows: (provide article numbers, if available)

The articles amendment is set forth in its entirety in the attached pages.

(attach additional page(s) if necessary)

6. Signature:	X	/s/ Roland O. Burns	President
(Required)		Signature of Officer or Authorized Signer	Title
X
		Signature of Officer or Authorized Signer	Title

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.	Page 2 of 2 Revised: 1/1/2019

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

COMSTOCK  RESOURCES, INC.

Comstock Resources, Inc. (hereinafter referred to as the “Company”), being a corporation organized and existing under and by virtue of the laws of the State of Nevada does hereby certify:

1.

This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company's Second Amended and Restated Articles of Incorporation of the Company, which was originally filed with the Secretary of State of the State of Nevada on August 13, 2018 (the “Articles”).

2.

Pursuant to the Nevada Revised Statutes of the State of Nevada, the Board of Directors of the Company have duly adopted, and holders of a majority of the voting power of all of the outstanding shares of common stock have duly approved, the amendment to the Articles set forth in this Certificate of Amendment. The amendment to the Articles set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of the Nevada Revised Statutes of the State of Nevada.

3.	Article Third of the Articles is amended and restated to read in its entirety as follows:

“THIRD: That the amount of the total of the authorized capital stock of the corporation is Four Hundred Five Million (405,000,000) shares, of which Four Hundred Million (400,000,000) shares are Common Stock, Fifty Cents ($.50) par value per share, and Five Million are Preferred Stock, Ten Dollars ($10.00) par value per share. The shares of Common Stock shall be identical in all respects and shall have one vote per share on all matters on which stockholders are entitled to vote. The Preferred Stock may be issued in one or more series; shares of each series shall be identical in all respects and shall have such voting, dividend, conversion and other rights, and such preferences and privileges, as may be determined by resolution of the Board of Directors of the corporation.”

4.	Except as expressly amended by this Certificate of Amendment, all other provisions of the Articles shall remain in full force and effect.
5.	This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Nevada.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed as of July 16, 2019.

COMSTOCK RESOURCES, INC.

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	President and Chief Financial Officer

[SIGNATURE PAGE TO THE CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF COMSTOCK RESOURCES, INC.]